Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of eBay Inc. of our report dated February 24, 2022 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in eBay Inc.'s Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ PricewaterhouseCoopers LLP
San Jose, California
September 30, 2022